                                                                       EXHIBIT 5

                          THOMPSON HINE & FLORY P.L.L.
                                ATTORNEYS AT LAW
                               312 WALNUT STREET
                             CINCINNATI, OHIO 45202

                               February 26, 1996

Omnicare, Inc.
2800 Chemed Center
255 East Fifth Street
Cincinnati, Ohio 45202

Ladies and Gentlemen:

     Reference is made to the offering by Omnicare, Inc., a Delaware corporation (the "Company"), of up to 5,750,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"). The Shares include 750,000 shares which are subject to an over-allotment option granted by the Company to the Underwriters and Managers named in the Registration Statement.

     As counsel for the Company, we have examined and are familiar with the Company's Restated Certificate of Incorporation and By-Laws, as amended, and various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares. Based upon the foregoing and upon investigation of such other matters as we consider appropriate to permit us to render an informed opinion, it is our opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the Underwriting Agreement or the Subscription Agreement filed as Exhibits to the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

     This opinion is solely for your information in connection with the Registration Statement and is not to be quoted or otherwise referred to in any of your financial statements or public releases, filed with any governmental agency, or given to any other person without our prior written consent. This opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

     We consent to the use of this opinion as an Exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          /s/  THOMPSON HINE & FLORY P.L.L.
JMR: WHC